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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Lennar Corporation


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65246 of Lennar Corporation of our reports dated January 9, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
August 27, 2001